EXHIBIT 23.2



                CONSENT OF INDEPENDENT AUDITORS


We consent to the inclusion of our report dated April 10, 1997, with respect to the financial statements of Equality Mortgage Corporation, included in the Prospectus forming a part of Equality Bancorp, Inc.'s Registration Statement on Form S-1 and to all references to our firm included in this Registration Statement.



                         /s/RUBIN, BROWN, GORNSTEIN & CO., LLP
                         ----------------------------------------
                            RUBIN, BROWN, GORNSTEIN & CO., LLP



December 17, 1997
St. Louis, Missouri